Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of November 3, 2016 (this “Amendment”), is entered into among REIS SERVICES, LLC, a Maryland limited liability company, as borrower (“Borrower”), REIS, INC., a Maryland corporation, as guarantor (“Parent”) and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as lender (“Lender”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement (as defined below).

WHEREAS, Borrower, Parent and Lender are parties to that certain Amended and Restated Loan and Security Agreement, dated as of January 28, 2016 (the “Loan Agreement”)

WHEREAS, Borrower and Parent have requested that Lender agree to certain amendments to the Loan Agreement, and, pursuant to Section 15.1 of the Loan Agreement, Lender has agreed to amend the Loan Agreement as herein provided; and

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment to the Loan Agreement. The Loan Agreement shall be amended as follows:

(a)        Section 1.1 thereof shall be amended by adding the following definition in appropriate alphabetical order:

“Permitted Share Repurchase Program” means the share repurchase program authorized by the Board of Directors of Parent on August 30, 2016 pursuant to which Parent may, utilizing cash on its balance sheet, repurchase a portion of its Equity Interests from its equityholders in the open market or through privately negotiated transactions up to an aggregate of $5,000,000.

(b)        The definition of “Fixed Charge Coverage Ratio” in Section 1.1 thereof shall be amended by adding the following proviso at the end of clause (b) thereof:

provided that this clause (b) shall not include any cash payments made to consummate all or any portion of the Permitted Share Repurchase Program

(c)        Section 7.10 thereof shall be amended by (i) deleting the word “and” at the end of clause (b), (ii) deleting the period and adding “; and” at the end of clause (c) and (iii) adding the following new clause (d) at the end thereof:

(d) if the Restricted Payment is being made by Parent from time to time in order to consummate all or any portion of the Permitted Share Repurchase Program.

(d)        Article 12 thereof shall be amended by amending the Borrower’s notice information set forth therein as follows:

If to Borrower:	Reis Services, LLC
1185 Avenue of the Americas, 30th Floor
New York, NY 10036
	Attention:	Mark P. Cantaluppi
	Facsimile:	(212) 421-7442
	E-Mail:	Mark.Cantaluppi@reis.com

Section 2. Effectiveness. This Amendment shall become effective on the date of Lender’s, Borrower’s and Parent’s receipt of executed counterparts of this Agreement, each of which shall be originals or facsimiles or “.pdf” or “tiff” files, properly executed by (i) Borrower, (ii) Parent and (iii) Lender.

Section 3. Representations and Warranties. Borrower and Parent hereby represent and warrant as follows:

(a)        This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and Parent and are enforceable against Borrower and Parent in accordance with their respective terms, accept as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)        No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(c)        Borrower and Parent have no defense, counterclaim or offset with respect to the Loan Agreement.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE OR PERMIT THE LAWS OF ANY OTHER JURISDICTION TO APPLY.

Section 6. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7. Loan Document. This Amendment shall be deemed a Loan Document for all purposes of the Loan Agreement and the other Loan Documents. On and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

Section 8. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other provision of the Loan Agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Loan Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

REIS SERVICES, LLC, a Maryland limited liability company

By:	/s/ Mark P. Cantaluppi
	Name:	Mark P. Cantaluppi
	Title:	Vice President and Chief Financial Officer

REIS, INC., a Maryland corporation

By:	/s/ Mark P. Cantaluppi
	Name:	Mark P. Cantaluppi
	Title:	Vice President and Chief Financial Officer

[First Amendment to Amended and Restated Revolving Loan and Security Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as national banking association,

By:	/s/ Nellya Davydova
	Name:	Nellya Davydova
	Title:	Vice President

[First Amendment to Amended and Restated Revolving Loan and Security Agreement]